        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER EQUITY FUND
        10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                            TOTAL
                                                            ISSUED/
                        DATE     PRICE   SHARES     % of    PRINCIPAL           PURCHASED
SECURITY              PURCHASED  SHARE   PURCHASED  Assets  AMOUNT              BY GROUP   BROKER(S)
Tycom Ltd.            07/26/00 $ 32.00   18,600    0.136$   $1,956,173,920.00   0.030%     Salomon Brothers

f:\legal\msdata\paraleg\10f-3\equity

